EXHIBIT 77 H (a)
                                         MFS SERIES TRUST IX ON BEHALF OF:
                                           MFS MID CAP VALUE FUND (MCV)
                                          MFS LARGE CAP VALUE FUND (MLV)
                                          MFS HIGH QUALITY BOND FUND(MQB)

As of October 31, 1999, the following entities beneficially owning more than 25% of any one Series' voting securities, thereby becoming controlling entities of such Series, are those entities listed below:


SERIES                              OWNER AND  ADDRESS                                  % OF SHARES
                                                                                        OWNED
MFS Mid Cap Value Fund              MFS Service Center Inc                              97.56
                                    Audit Account Cash
                                    Corporate Actions 10th Floor
                                    Attn: Paulette Cato
                                    500 Boylston St.
                                    Boston, MA 02116

MFS Large Cap Value Fund            John W. Ballen                                      40.22
                                    Southborough, MA

                                    Carole J. Crowther                                  29.32.
                                    Andover, MA

MFS High Quality Bond Fund          MFS Fund Distributors Inc.                          99.95
                                    c/o MFSC
                                    Attn: Thomas B. Hastings
                                    500 Boylston St., STE 15
                                    Boston, MA  02116
